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EXHIBIT 10.114
October 1, 1998


Mr. Steven Nelson, Administrator
Friendship Community Mental Health Center
3201 N. 16th Street #6
Phoenix, AZ   85016

Dear Steve:

This letter shall serve as an amendment to the Agreement dated June 25, 1997 between Friendship Community Mental Health Center (CMHC) and OptimumCare Corporation extending the term of the Agreement from April 30, 1999 to April 30, 2002.

OptimumCare Corporation agrees to evaluate and assess the impact of any prospective payment system reimbursement changes such that Manager and CMHC shall in theory receive the same proportionate reimbursement as currently exists between the two parties.

In addition, both parties agree to proportionately adjust fees, for any expenses currently designated as their responsibility in the Agreement dated June 25, 1997 which are ultimately paid by the other party.

Please sign and return this letter as evidence of your acceptance at your earliest convenience.

Sincerely,


Edward A. Johnson
Chairman of the Board & CEO


      Steven Nelson                                       11/12/98
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Steven Nelson - Administrator                         Date
Friendship Community Mental Health Center


       Mulu G.  Michael                                   11/6/98
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Mulu G. Michael - President & COO                     Date
OptimumCare Corporation


        Edward A.  Johnson                                11/6/98
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Edward A. Johnson - Chairman of the Board             Date
OptimumCare Corporation